As filed with the Securities and Exchange Commission on April 17, 1997

                                                 Registration No. 333-24835

=========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                AMENDMENT NO. 1 TO
                                        FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                          MEDIC COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                   56-1306083
                      (I.R.S. Employer Identification No.)

                               8601 Six Forks Road
                          Raleigh, North Carolina 27615
                                 (919) 847-8102
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JOHN P. MCCONNELL
                                    President
                          Medic Computer Systems, Inc.
                               8601 Six Forks Road
                          Raleigh, North Carolina 27615
                                 (919) 847-8102
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------

                                   Copies to:
                            DONALD R. REYNOLDS, ESQ.
                       Wyrick Robbins Yates & Ponton L.L.P
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
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===============================================================================

                                                               Proposed            Proposed maximum
Title of each class of securities to be   Amount to be   maximum offering price    aggregate offering     Amount of registration
   registered                             registered           per unit(1)             price(1)                   fee
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value          735,025 shares            $14.1875             $10,428,167             $3,160.05(2)

=================================================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on April 3, 1997 pursuant to Rule 457(c).

(2)      Previously paid.


     The Registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED APRIL 17, 1997


PROSPECTUS

                          MEDIC COMPUTER SYSTEMS, INC.
                         735,025 Shares of Common Stock


         The common stock, $.01 par value per share ("Common Stock"), of Medic Computer Systems, Inc. (the "Company") is traded on the Nasdaq National Market Common Stock on the NMS on April 3, 1997 was $14.1875 per share.

                              ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------


         The shares of Common Stock offered hereby (the "Shares") are to be sold from time to time by the Selling Shareholders (see "Selling Shareholders") by means of ordinary brokers' transactions, in transactions directly with market makers, in certain privately negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale. See "Plan of Distribution". Each Selling Shareholder has advised the Company that no sale or distribution of the Shares other than as disclosed herein will be effected until after this Prospectus shall have been appropriate amended or supplemented, if required, to set forth the terms thereof. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.


         In making this offering, the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


         The Selling Shareholders will receive all of the net proceeds from the sale of the Shares. The expenses of this offering are estimated to be $20,000 and will be paid by the Company. Normal commission expenses and brokerage fees, as well as any applicable transfer taxes, are payable individually by the Selling Shareholders.

                              ---------------------


         No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              ---------------------


                 The date of this Prospectus is April __, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Commission's regional offices located as follows: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the office of the Nasdaq Stock Market, Inc. at the National Association of Securities 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein referred to, together with all amendments thereto, as the "Registration Statement") under the Securities Act with respect to the offering of the Shares made hereby. This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are summaries that are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified in all respect by such reference. Such documents may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or may be examined without charge at the public reference facilities of the Commission.

         The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web-site is http:\\www.sec.gov.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act; and (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 6, 1992, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference in this Prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such document). Requests for such copies should be directed to the Chief Financial Officer of Medic Computer Systems, Inc., 8601 Six Forks Road, Raleigh, North Carolina 27615 (telephone: 919-847-8102).

         THIS PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED HEREIN BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING WITHOUT LIMITATION THOSE SET FORTH IN THE INFORMATION INCORPORATED HEREIN BY REFERENCE.


                               RECENT DEVELOPMENTS

         On March 24, 1997, the Company issued the following press release:

         "Medic Anticipates Lower Revenues and Earnings Per Share for Q1

         RALEIGH, N.C., March 24 /PRNewswire/ -- Medic Computer Systems, Inc. (Nasdaq: MCSY) today reported that preliminary indications are that revenues and earnings for its first fiscal quarter, ended March 31, 1997, will be below consensus estimates. The Company projects that total net revenues will range from $47,000,000 to $49,000,000 compared to total net revenues of $43,374,000 for the first quarter of 1996, after restatement for the acquisition of CompuSystems in May 1996 accounted for as a pooling of interests. Earnings per share is expected to range from $0.14 to $0.18 as compared to $0.21 per share for the quarter ended March 31, 1996, after restatement for CompuSystems. Analyst expectations for the first quarter were approximately $0.27 per share.

         John P. McConnell, President and CEO, stated that after fifteen successive quarters of meeting or exceeding analyst expectations, the decline in first quarter is disappointing. He attributes the drop in revenues to lower than expected systems sales primarily in January and February and to the longer cycle for implementation of the larger +MEDIC Vision(R) systems. He commented that bookings in March have improved and are expected to include significant +MEDIC Vision systems. He further stated, "The installation of the +MEDIC Vision systems continues to go well and revenues for the Company's EDI business are on track with expectations."

         Except for historical information contained herein, the matters discussed in this press release are forward-looking statements which involve risks and uncertainties, which could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to the effect of economic conditions, product demand, competitive products and other risks detailed in the Company's Securities and Exchange Commission filings."


On April 16, 1997, the Company issued the following press release:

         "Medic Computer Systems Announces First Quarter Earnings"

RALEIGH, N.C., April 16, 1997--Medic Computer Systems, Inc. (NASDAQ:MCSY) announced today the results of its first quarter ended March 31, 1997. Total net revenues for the first quarter of 1997 were $47,451,000, up 9.4% compared to $43,374,000 for the same period in the previous year. Net income for the first quarter, excluding acquisition-related charges in the amount of $1,030,000, net of tax, was $4,146,000, down 19.2% compared to pro forma net income of $5,134,000 for the same period in the previous year. Net income per share for the first quarter of 1997, excluding acquisition-related charges of $0.04 per share, was $0.16 compared to pro forma net income per share of $0.21 for the same period in the previous year as adjusted for a 2-for-1 stock split in June 1996. Income from operations for the first quarter of 1997, excluding acquisition-related charges in the amount of $1,079,000, deceased 25.6% to $5,907,000, compared to $7,938,000 for the same period in the previous year. The 1996 results have been restated to include those of CompuSystems, which was acquired in May 1996 in a transaction accounted for as a pooling of interests. Pro forma net income gives effect to pro forma income tax expense on earnings of CompuSystems prior to the acquisition due to its subchapter S status.

On February 28, 1997, the Company acquired Home Care Information Systems, Inc., a privately held corporation providing clinical and business software for the home care industry with headquarters in Bloomfield, New Jersey, through an exchange of approximately 522,000 shares of Medic common stock. Additionally, on February 28, 1997, the Company acquired Computer Business Systems of Virginia, Inc., a privately held corporation with headquarters in Rockville, Maryland, providing practice management software, hardware and related services to physician groups located primarily in the Baltimore/Washington, D.C. area, through an exchange of approximately 735,000 shares of Medic common stock. These transactions were accounted for as poolings of interests but were not material to the Company's results of operations and financial position, and, accordingly, the results of operations of these companies are included from the date of acquisition.

Medic develops, markets and supports physician practice management systems and related services to physician practices, hospitals, Management Service Organizations and managed care organizations. The Company's core product, the *MEDIC System, is designed to manage the financial, administrative, practice management and clinical requirements of medical groups of various sizes, from single physician practices to large healthcare providers. The Company's
*MEDIC Vision product is a physician information management system specifically designed to meet the increasingly complex information management needs of large medical groups, MSOs and integrated delivery networks. The
*MEDIC Vision product uses the latest 4GL, SQL and relational database technology from Informix to address managed care environments as well as traditional fee-for-service settings. The Company, including its most recent acquisitions, has over 10,000 installations nationwide which serve approximately 50,000 physicians.

Medic also develops, markets and supports clinical information management system products designed principally to automate the recording, maintenance and management of patient medical records. In addition, the Company provides tansaction-based electronic data interchange services, which include patient billing and insurance claim submission, and sells hardware, peripherals, training and installation support, forms and supplies, and software and hardware maintenance services."

           ACQUISITION OF COMPUTER BUSINESS SYSTEMS OF VIRGINIA, INC.

         On February 28, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Computer Business Systems of Virginia, Inc., a Virginia corporation ("CBSI"), CBSI Acquisition Corporation, a Virginia corporation and a wholly-owned subsidiary of the Company ("CBSI Acquisition"), and C.B.S.I. Limited Partnership, a Maryland Limited partnership, and certain individuals. Pursuant to the Merger Agreement, CBSI Acquisition was merged with and into CBSI (the "Merger") on or about February 28, 1997, and each outstanding share of common stock of CBSI was converted automatically into the right to receive shares of the Company's Common Stock and cash in lieu of fractional shares based on the merger exchange ratio set forth in the Merger Agreement (the "Exchange Ratio"). As a result, CBSI is a wholly-owned subsidiary of the Company. The 735,025 shares of the Company's Common Stock issued in the Merger to holders of outstanding shares of CBSI stock are referred to herein as the "Merger Shares".


                              PLAN OF DISTRIBUTION

         The shares offered hereby consist of the Merger Shares. The Selling Shareholders may sell Merger Shares from time to time in the over-the-counter market at prices and on terms prevailing at the time of any such sale. Any such sales may be made in brokers' transactions through broker-dealers acting as agents or in transactions directly with market makers. The Selling Shareholders may also sell Merger Shares from time to time in privately negotiated transactions in which no broker or other third party (other than the purchaser) in involved, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale. A Selling Shareholder also may pledge shares as collateral for margin accounts and such shares may be resold pursuant to the terms of such accounts. The Selling Shareholders will pay any applicable transfer taxes and brokerage commissions or discounts, if any, with respect to the sale of Merger Shares.

         The Selling Shareholders, and any other persons who participate in the sale of the Merger Shares, may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on resale of Merger Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has agreed to maintain the effectiveness of this Registration Statement until the earlier of (i) the first anniversary of the effective date hereof, or (ii) the date when all the Merger Shares have been sold pursuant to this Registration Statement. No sales may be made pursuant to this Prospectus after such date unless the Company amends or supplements this Prospectus to indicate that it has agreed to extend such period of effectiveness.


                              SELLING SHAREHOLDERS

         The following table sets forth certain information, as of March 31, 1997, with respect to the Selling Shareholders and the number of Merger Shares offered hereby:

                                                          Percentage of
                                                         Ownership Prior
Name of Selling Shareholder(1)       Merger Shares         to Offering
-------------------------------   -----------------     ----------------

Gary E. Gosnell                     451,026                  1.8%

Stephen L. Herchenroeder            161,124                   *

Edward T. Gosnell                    28,751                   *

Sharon K. Yingling                   32,618                   *

Dennis G. Hanks                      53,671                   *

Sally Stoy-Lopez                      7,835                   *


                                  -------------

                       TOTAL:       735,025


---------------------------
(1) All Selling Shareholders are former stockholders of CBSI and, other than Edward T. Gosnell and Sally Stoy-Lopez, are employees of CBSI.

*        Less than 1%.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby has been passed upon for the Company by Wyrick Robbins Yates & Ponton L.L.P., Raleigh, North Carolina.

                          MEDIC COMPUTER SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.          Other Expenses of Insurance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All expenses of registration of the Shares will be borne by the Company. All of the amounts shown are estimates except the registration fee.


           Item                                    Amount to be Paid
---------------------------------------            --------------------

Registration fee                                       $    3,160.05
Legal fees and expenses                                    10,000.00
Accounting fees and expenses                                5,000.00
Miscellaneous                                               1,839.95

                        TOTAL                          $   20,000.00
                                                       =============



Item 15.          Indemnification of Directors and Officers

         The Company's Articles of Incorporation eliminate, to the fullest extent permitted by the North Carolina Business Corporation Act (the "Business Corporation Act"), the personal liability of each director to the Company or its shareholders for monetary damages for breach of duty as a director. This provision in the Articles of Incorporation does not change a director's duty of care, but it eliminates monetary liability for certain violations of that duty, including violations based on grossly negligent business decisions that may include decisions relating to attempts to change control of the Company. The provision does not affect the availability of equitable remedies for a breach of the duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty; in certain circumstances, however, equitable remedies may not be available as a practical matter. Under the Business Corporation Act, the limitation of liability provision is ineffective against liabilities for (i) acts or omissions that the director knew or believed at the time of the breach to be clearly in conflict with the best interests of the Company, (ii) unlawful distribution described in Business Corporation Act
Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective. The provision also in no way affects a director's liability under the federal securities laws.

         Also, to the fullest extent permitted by the Business Corporation Act, the Company's Bylaws provide, in addition to the indemnification of directors and officers otherwise provided by the Business Corporation Act, for indemnification of the Company's current or former directors, officers and employees against any all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as incurred on account of activities that were at the time known or believed by such director, officer or employee to be clearly in conflict with the best interests of the Company.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 16.          Exhibits

 5.1*     Opinion of Wyrick Robbins Yates & Ponton L.L.P.

23.1*     Consent of Coopers & Lybrand LLP.

23.2*     Consent of Counsel (included in Exhibit 5.1).

25.1*     Power of Attorney (see page II-4).

---------------------
*      Previously filed.


Item 17.          Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Medic Computer Systems, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement 333-24835 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 17th day of April 1997.

                          MEDIC COMPUTER SYSTEMS, INC.

                        By: /s/ John P. McConnell*
                                John P. McConnell
                                    President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to registration statement 333-24835 has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                            Title                                       Date



/s/ John P. McConnell*                       President (Principal                        April 17, 1997
John P. McConnell                            Executive Officer) and
                                             Director




/s/ Luanne L. Roth                          Vice President and                          April 17, 1997
Luanne L. Roth                              Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)



/s/ Alan W. Winchester*                      Director                                    April 17, 1997
Alan W. Winchester




/s/ Thomas C. Nelson*                        Director                                    April 17, 1997
Thomas C. Nelson




/s/ John L. Corse*                           Director                                    April  17, 1997
John L. Corse



/s/ Patrick V. Hampson*                      Director                                    April 17, 1997
Patrick V. Hampson


*By: /s/ Luanne L. Roth                                                                  April 17, 1997
         Luanne L. Roth,
         Attorney-In-Fact


